VARIABLE ANNUITY RETAILING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 100.4%

Office Depot, Inc.*

3,650

$

40,333

Petsmart, Inc.†

1,867

38,161

Wal-Mart Stores, Inc.

6,929 $

365,020

Penske Auto Group, Inc.†

1,938

37,713

CVS Caremark Corp.

4,806

194,691

RadioShack Corp.†

2,276

36,985

Home Depot, Inc.†

6,121

171,204

Dick's Sporting Goods, Inc.*†

1,347

36,073

Walgreen Co.

4,113

156,664

Foot Locker, Inc.†

2,974

35,004

Target Corp.†

3,063

155,233

Barnes & Noble, Inc.

1,140

34,941

Lowe's Cos., Inc.†

6,298

144,476

Aeropostale, Inc.*†

1,275

34,565

Costco Wholesale Corp.†

1,956

127,081

AnnTaylor Stores Corp.*†

1,339

32,377

Amazon.com, Inc.*†

1,707

121,709

Longs Drug Stores Corp.†

715

30,359

Staples, Inc.†

4,464

98,699

OfficeMax, Inc.†

1,535

29,380

The Gap, Inc.†

4,986

98,124

Saks, Inc.*†

2,300

28,681

TJX Cos., Inc.†

2,947

97,457

Chico's FAS, Inc.*†

3,846

27,345

Sears Holdings Corp.*†

949

96,883

Sally Beauty Holdings, Inc.*

3,501

________

24,157

Best Buy Co., Inc.

2,315

95,980

Total Common Stocks

Kohl's Corp.*†

2,144

91,956

(Cost $2,937,479)

________

4,218,594

Macy's, Inc.

3,356

77,389

Face

Liberty Media Corp -

Amount

Interactive*†

4,621

74,583

REPURCHASE AGREEMENTS .1%

Bed Bath & Beyond, Inc.*†

2,391

70,534

Collateralized by U.S.

J.C. Penney Co., Inc.†

1,842

69,462

Treasury Obligations

GameStop Corp. — Class A*†

1,336

69,085

Lehman Brothers Holdings,

Nordstrom, Inc.

2,082

67,873

Inc. issued 03/31/08 at

AutoZone, Inc.*

585

66,591

1.15% due 04/01/08

$

4,400

$

Limited Brands, Inc.†

3,614

61,799

________

4,400

Tiffany & Co.†

1,464

61,254

Total Repurchase Agreements

Urban Outfitters, Inc.*†

1,945

60,976

(Cost $4,400)

________

4,400

Abercrombie & Fitch Co. —

SECURITIES LENDING COLLATERAL 40.0%

Class A

831

60,779

Investment in Securities Lending Short

Genuine Parts Co.

1,501

60,370

Term

Sherwin-Williams Co.

1,150

58,696

Investment Portfolio Held

Priceline.com, Inc.*†

457

55,233

by U.S. Bank

1,680,874

________

1,680,874

Ross Stores, Inc.†

1,785

53,479

Total Securities Lending Collateral

Expedia, Inc.*†

2,397

52,470

(Cost $1,680,874)

________

1,680,874

CarMax, Inc.*†

2,668

51,813

Total Investments 140.5%

IAC/ InterActiveCorp*†

2,470

51,277

(Cost $4,622,753)

$

________

5,903,868

Guess?, Inc.†

1,240

50,183

Advance Auto Parts, Inc.

1,350

45,968

Liabilities in Excess of Other

O'Reilly Automotive, Inc.*

1,588

45,290

Assets – (40.5)%

$

________

(1,701,910)

Netflix, Inc.*†

1,296

44,906

Net Assets – 100.0%

$

4,201,958

American Eagle Outfitters, Inc.

2,527

44,248

*

Non-Income Producing Security.

LKQ Corp.*†

1,965

44,154

†

All or a portion of this security is on loan at March 31, 2008.

Family Dollar Stores, Inc.†

2,235

43,583

AutoNation, Inc.*†

2,903

43,458

Dollar Tree, Inc.*†

1,559

43,013

Rite Aid Corp.*†

14,503

42,639

Big Lots, Inc.*†

1,886

42,058

Williams-Sonoma, Inc.†

1,728

41,887

BJ's Wholesale Club, Inc.*†

1,161

41,436

J. Crew Group, Inc.*†

925

40,857

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